UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant     ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

XERIUM TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

ANDRITZ AG
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication relates to a proposed merger between a wholly owned, indirect subsidiary of Andritz AG and Xerium Technologies, Inc.

Dear members of the Xerium family:

We would like to follow up on the announcement you have received on Monday regarding the definitive Merger Agreement pursuant to which Andritz would acquire Xerium Technologies.  The Agreement is subject to Xerium stockholder approval, antitrust clearances and customary closing conditions.  Given the steps that remain in the process, we ask for your understanding that we can only give you some basic information on what you can expect from the future, not the least because the definition of your role within the Andritz group will be a cooperative process, in which Xerium management will play an important role.

Equipment and services for the pulp and paper industry are, have been for many decades, and will continue to be a core business for Andritz. Over the years we have made many acquisitions of companies with complementary products, with the goal to cover the complete production process of this industry, offering technologically leading products and services. Today we are for all practical purposes in this position for machines and processes, but still want to complement and grow our offering of consumables and services. As you see, what Xerium is offering fits ideally into this strategy.

Our organization and processes have adapted to the distributed structure that has come with many acquired companies that continue to be fully responsible for their respective success. Our culture is decentralized, obviously within certain agreed-upon guidelines and global strategies, and coordinated by what we think is a small headquarters.

While we have acquired many businesses, we have rarely sold a business, simply because we need every piece in our group to offer complete systems. Therefore our business plan contains ambitious plans for your company, but definitely does not contain an “exit” date. And, to achieve such plans, we will substantially strengthen your balance sheet.

The two of us agree that there are promising synergies between our respective businesses, customers, and organizations that will help us to achieve our goals.

To conclude we would ask for a few months of continued patience on your side, until the transaction is complete. We promise that once this is achieved Xerium will be an integral part in defining our joint future.

Yours sincerely,

Wolfgng Leitner Chief Executive Officer Andritz AG	Mark Staton Chief Executive Officer Xerium Technologies, Inc.

ANDRITZ AG ⁄ Stattegger Strasse 18 ⁄ 8045 Graz ⁄ Austria ⁄ p: +43 316 6902-0 ⁄ welcome@andritz.com ⁄ andritz.com

Legal form: Corporation ⁄ Company seat: Graz ⁄ Court of registry: Landes- und Handelsgericht Graz ⁄ Company reg. no: FN 50935 f

DVR. 005 0008 ⁄ ARA-licence-no: 7485 ⁄ VAT (UID): ATU28609707 ⁄ Bank account: UniCredit Bank Austria AG

Bank code: 12000 ⁄ Acc.no.: 00874716400 ⁄ IBAN: AT08 1100 0008 7471 6400 ⁄ BIC (SWIFT): BKAUATWW

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ANDRITZ GROUP

ANDRITZ is a globally leading supplier of plants, equipment, and services for hydropower stations, the pulp and paper industry, the metal working and steel industries, and for solid/liquid separation in the municipal and industrial segments. Other important fields of business are animal feed and biomass pelleting, as well as automation, where ANDRITZ offers a wide range of innovative products and services in the IIoT (Industrial Internet of Things) sector under the brand name of Metris. In addition, the international technology Group is active in power generation (steam boiler plants, biomass power plants, recovery boilers, and gasification plants) and environmental technology (flue gas cleaning plants) and offers equipment for the production of nonwovens, dissolving pulp, and panelboard, as well as recycling plants.

A passion for innovative technology, absolute customer focus, reliability, and integrity are the central values to which ANDRITZ commits. The listed Group is headquartered in Graz, Austria. With over 160 years of experience, 25,800 employees, and more than 250 locations in over 40 countries worldwide, ANDRITZ is a reliable and competent partner and helps its customers to achieve their corporate and sustainability goals.

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT

This communication relates to a proposed merger transaction involving Xerium and ANDRITZ. In connection with the proposed merger, relevant materials will be filed with the U.S. Securities & Exchange Commission (SEC), including Xerium’s proxy statement regarding the proposed transaction (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Xerium may file with the SEC or send to its shareholders in connection with the proposed merger. SHAREHOLDERS OF XERIUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and the “Investor Relations” section of Xerium’s website, www.xerium.com, and Xerium shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Xerium. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations, Xerium Technologies, Inc., 14101 Capital Blvd, Youngsville, NC 27596, or by calling (919) 526-1444.

Participants in Solicitation

Xerium and its directors, executive officers and certain employees, and ANDRITZ and the members of its supervisory and executive boards, may be deemed to be participants in the solicitation of proxies from the holders of Xerium common stock in respect of the proposed transaction. Information about the directors and executive officers of Xerium is set forth in Amendment No. 1 to Xerium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.